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EXHIBIT 16.2


                      [HEARD MCELROY VESTAL LLP LETTERHEAD]


September 10, 1999

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


We have read Item 4 included in the attached Form 8-K dated September 10, 1999, of 3CI Complete Compliance Corporation filed (to be filed) with the Securities and Exchange Commission and are in agreement with the statements contained herein.

/s/ Heard McElroy & Vestal L.L.P.
---------------------------------
    Heard McElroy & Vestal L.L.P.


Shreveport, Louisiana
September 10, 1999